

<ARTICLE>                     5
<LEGEND>
This schedule  contains  financial  information  extracted from the consolidated financial  statements  of Ethan Allen  Interiors,  Inc.  for the year ended June
30,1998  and is  qualified  in its  entirety  by  reference  to  such  financial statements.
</LEGEND>
<CIK>                         0000896156
<NAME>                        ETHAN ALLEN INTERIORS INC.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                                  Year
<FISCAL-YEAR-END>                              JUN-30-1998
<PERIOD-START>                                 JUL-01-1997
<PERIOD-END>                                   JUN-30-1998
<EXCHANGE-RATE>                                1 <F1>
<CASH>                                         19,380
<SECURITIES>                                   0
<RECEIVABLES>                                  35,640 <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    114,364
<CURRENT-ASSETS>                               187,899 <F3>
<PP&E>                                         289,672
<DEPRECIATION>                                 101,501
<TOTAL-ASSETS>                                 433,123 <F4>
<CURRENT-LIABILITIES>                          73,612 <F5>
<BONDS>                                        12,496 <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F7>
<COMMON>                                       296 <F8>
<OTHER-SE>                                     314,024 <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   433,123
<SALES>                                        679,321
<TOTAL-REVENUES>                               679,321 <F10>
<CGS>                                          363,746
<TOTAL-COSTS>                                  363,746
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             4,609 <F11>
<INCOME-PRETAX>                                118,530
<INCOME-TAX>                                   46,582
<INCOME-CONTINUING>                            71,948
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                802 <F12>
<CHANGES>                                      0
<NET-INCOME>                                   71,146
<EPS-PRIMARY>                                  2.48 <F13>
<EPS-DILUTED>                                  2.42 <F14>

<F1>
Not applicable. All figures for Ethan Allen Interiors, Inc. are in U.S. dollars.
<F2>
Figure for receivables is net of allowances for doubtful accounts of $2,022.
<F3>
Includes prepaid expenses of $10,735.
<F4>
Includes goodwill of $8,783 (net of amortization).
<F5>
Includes current portion of long-term debt of $879 as of June 30, 1998.
<F6>
Includes long-term debt of $11,480 (net of the current portion of long-term debt) and capitalized leases of $1,016 (net of the current portion of capitalized leases). As of June 30, 1998, outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) 9.75% mortgage note of $1,513 (net of current portion), (ii) industrial revenue bonds of $8,455, and (iii) other of $1,512 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 5 to Ethan Allen's fiscal 1998 Consolidated Financial Statements.
<F7>
As of June 30, 1998, Ethan Allen had no shares of preferred stock, $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 1998, see Ethan Allen's fiscal 1998 Consolidated Statement of Stockholders' Equity and Footnote 8 to Ethan Allen's fiscal 1998 Notes to Consolidated Financial Statements.
<F8>
As of June 30, 1998, Ethan Allen had 29,669,470 shares of common stock, $.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 1998, see Ethan Allen's fiscal 1998 Consolidated Statement of Stockholders' Equity and Footnote 8 of Ethan Allen's fiscal 1998 Consolidated Financial Statements.
<F9>
Consists of $262,462 of additional paid in capital, $85,312 of retained earnings, and ($33,750) of treasury stock.
<F10>
For the year ended June 30, 1998, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.
<F11>
Consists of $4,245 of interest expense and $364 of amortization of deferred costs during fiscal 1998.
<F12>
During fiscal year 1998, the Company completed its optional early redemption of all of its then-outstanding $52.4 million 8-3/4% Senior Notes, due on March 15, 2001, at 101.458% of par value. As a result of the early redemption, an extraordinary charge of $.8 million or $0.03 a share, net of tax benefit, was recorded. The extraordinary charge included the write-off of unamortized deferred financing costs associated with the Senior Notes and the premium related to the early redemption.
<F13>
Basic earnings per share for the year June 30, 1998, was $2.48. For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the year ended June 30, 1998.
<F14>
Diluted earnings per share for the year ended June 30, 1998, was $2.42.

